Exhibit 99.1

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL BOARD SUCCESSION PROCESS CONTINUES

•	Executive Chairman Michael A. Woodhouse to Retire in November

•	James W. Bradford to Succeed as Independent Chairman of the Board

•	Director Charles E. Jones, Jr. to Retire at End of Current Term

•	Annual Meeting Date Set for November 15, 2012

LEBANON, Tenn, — August 6, 2012—Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) today announced the next phase of its planned Board succession process. Executive Chairman Michael A. Woodhouse will be resigning from that position in early November, prior to the Company’s annual shareholders’ meeting, and not stand for election as a Board member. Mr. Woodhouse served as Chief Executive Officer from 2001 to 2011 and Chairman of the Board from 2004 to 2011. He continued as Executive Chairman for a transition period after Sandra B. Cochran became President and Chief Executive Officer last September.

The Board said it will name James W. Bradford, who joined the Cracker Barrel Board last August, as non-executive Chairman when Mr. Woodhouse steps down. Mr. Bradford is Dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University’s Owen Graduate School of Management. An experienced corporate executive, Mr. Bradford previously served as President and Chief Executive Officer of United Glass Corporation, a consolidation of glass fabricators in the United States and Canada, from 1999 to 2001 and as President and Chief Executive Officer of AFG Industries Inc., North America’s largest vertically integrated glass manufacturing and fabrication company, from 1992 to 1999.

“On behalf of our entire company, I want to thank Mike for his commitment to our Company, and his vision and guidance of this great Cracker Barrel brand,” Ms. Cochran said. “During his tenure, Mike has stressed the importance of preserving the Cracker Barrel brand and culture, and has reinforced our mission of Pleasing People every day. Our shareholders, employees and guests have all benefited from his leadership.

“Jim Bradford already has made valuable contributions to our Company’s progress in his time as a Board member,” Ms. Cochran continued, “and I am looking forward to working with him in his expanded role as we continue to focus on delivering an outstanding experience for our customers, creating value for our shareholders, and continuing to build the Cracker Barrel brand for the future.”

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Cracker Barrel Board Succession Process Continues

August 6, 2012

The Company also announced that director Charles E. “Eddie” Jones, Jr. has informed the Board of his intention to retire at the end of his current term in November and not stand for election at the 2012 Annual Meeting.

“On behalf of our entire board, I want to thank Eddie for his years of invaluable service,” said Cochran. “Eddie has served with distinction and has provided solid judgment and leadership.”

Annual Meeting Date Announced

The Company also announced that it will hold its annual shareholders’ meeting on November 15, 2012. Shareholders of record at the close of business on September 21, 2012 will be entitled to notice of and to vote at the annual meeting.

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 616 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6:00 a.m. – 10:00 p.m., and Friday and Saturday, 6:00 a.m. – 11:00 p.m. For more information, visit: crackerbarrel.com.

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, and discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to successfully implement or sustain plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; our ability to successfully implement plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products

Cracker Barrel Board Succession Process Continues

August 6, 2012

or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America; and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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